CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Z-Seven Fund, Inc. and to the use of our report dated February 16, 2007 on the financial statements and financial highlights of Z-Seven Fund, Inc. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 25, 2007